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Exhibit 10.01

OMNEON VIDEO NETWORKS, INC.

1998 STOCK OPTION PLAN

        1.    Purposes of the Plan.    The purposes of this 1998 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b)   "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

          (f)    "Common Stock" means the Common Stock of the Company.

          (g)   "Company" means Omneon Video Networks, Inc., a Delaware corporation.

          (h)   "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any Director of the Company whether compensated for such services or not. If the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

          (i)    "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)    "Director" means a member of the Board of Directors of the Company.

          (k)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (n)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q)   "Option" means a stock option granted pursuant to the Plan.

          (r)   "Optioned Stock" means the Common Stock subject to an Option.

          (s)   "Optionee" means an Employee or Consultant who receives an Option.

          (t)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u)   "Plan" means this 1998 Stock Option Plan.

          (v)   "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (w)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

          (x)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is Six Million Three Hundred Three Thousand Eight Hundred Twenty-One (6,303,821) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

        4.    Administration of the Plan.

          (a)   Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

          (b)   Plan Procedure after the Date, if any, upon which the Company Becomes Subject to the Exchange Act.

            (i)    Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers and Employees who are neither Directors nor Officers.

            (ii)   Administration with Respect to Directors and Officers. With respect to grants of Options to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

            (iii)  Administration with Respect to Other Employees and Consultants. With respect to grants of Options and to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (c)   Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

            (i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

            (ii)   to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

            (iii)  to determine whether and to what extent Options are granted hereunder;

            (iv)  to determine the number of Shares to be covered by each such award granted hereunder;

            (v)   to approve forms of agreement for use under the Plan;

            (vi)  to determine the terms and conditions of any award granted hereunder;

            (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

            (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

            (ix)  to provide for the early exercise of Options for the purchase of unvested shares subject to such terms and conditions as the Administrator may determine; and

            (x)   to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (d)   Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

        5.    Eligibility.

          (a)   Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b)   Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c)   Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

          (d)   Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options to Employees:

            (i)    The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

            (ii)   If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.

        6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

        7.    Term of Option.    The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8.    Option Exercise Price and Consideration.

          (a)   The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

            (i)    In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii)   In the case of a Nonstatutory Stock Option

              (A)  granted to a person who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

              (B)  granted to any other person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        9.    Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

    An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 hereof.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)   Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date three (3) months and one day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c)   Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her disability, the Optionee may within six (6) months of termination, or such longer period of time as specified in the Option Agreement not to exceed twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)   Death of Optionee. In the event of the death of an Optionee, the Option may be exercised within six (6) months of termination, or such longer period of time as specified in the Option Agreement not to exceed twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)   Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        10.    Non-Transferability of Options.    Options may. not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        11.    Adjustments Upon Changes in Capitalization or Merger.

          (a)   Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Option has yet been granted or that has been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action.

          (c)   Merger. In the event of a merger of the Company with or into another corporation, each outstanding Option may be assumed or an equivalent option or right may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

        12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        13.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

        14.    Conditions upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16.    Agreements.    Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

        17.    Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

        18.    Information to Optionees and Purchasers.    The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

Notice of Stock Option Grant	Omneon Video Networks, Inc.
965 Stewart Drive Sunnyvale, CA 94086 Federal Tax ID: 77-0483655

[Name of Optionee]
[Address of Optionee]	Option Number:
[Address of Optionee]	Plan: 1998 Stock Option Plan
ID:

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan, and the attached Stock Option Agreement. (Please see the attached Stock Option Agreement for definitions of capitalized terms used in this Notice of Stock Option Grant.) Information about the Option grant follows:

Date of Grant:
Vesting Commencement Date:
Exercise Price Per Share:
Total Number of Shares Granted:
Total Exercise Price:
Expiration Date:
(unless earlier terminated pursuant to the Stock Option Agreement)
Type of Option
(Check one):	☐ Incentive Stock Option
☐ Nonstatutory Stock Option
Classification of Optionee	☐ Exempt Employee
☐ Nonexempt Employee

Vesting Schedule:

The Option is exercisable immediately, in whole or in part, conditioned upon Optionee entering into a Restricted Stock Purchase Agreement with respect to any unvested Option Shares. The Shares subject to this Option shall vest and/or be released from the Company's repurchase option, as set forth in the Restricted Stock Purchase Agreement, according to the following schedule:

[25]% of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and 1/[36]th of the remaining Shares subject to the Option shall vest each month thereafter, subject to Optionee continuing to be an Employee or Consultant on such dates.

Termination Period:

This Option may be exercised, to the extent vested, for thirty (30) days after termination of your employment or consulting relationship. A longer period may be applicable, however, upon your disability or death as provided in this Stock Option Agreement, but in no event later than the expiration date as provided above.

By your signature and the Company's signature below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Stock Option Agreement and the Plan, which are attached to and made a part of this document.

Signed:
,	[Type officer name/title]	Date
Signed:
[TYPE OPTIONEE NAME]	DATE

OMNEON VIDEO NETWORKS, INC.
1998 STOCK OPTION PLAN
STOCK OPTION AGREEMENT

        Unless otherwise defined herein, the terms defined in the 1998 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

        1.    Grant of Option.    The Company hereby grants to the Optionee an Option to purchase the number of shares of Common Stock (the "Shares") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price"). This Option is exercisable immediately in whole or in part, conditioned upon Optionee executing and delivering the Exercise Notice and Investment Representation in the form available from the Company's finance department (the "Notice") and entering into a Restricted Stock Purchase Agreement with respect to any unvested Option Shares. The Shares subject to this Option shall vest and/or be released from the Company's repurchase option, as set forth in the Notice of Stock Option Grant and the Restricted Stock Purchase Agreement. This grant of an Option is subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an ISO as defined in Section 422 of the Code.

        2.    Exercise of Option.    This Option is exercisable as follows:

          (i)    Right to Exercise.

    (a)
    Subject to subsections 2(i)(b) through 2(i)(e) below, this Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Stock Option Grant. At the election of the Optionee, this Option may also be exercised in whole or in part at any time as to any Shares which have not yet vested. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on continued employment of or consulting services by Optionee with the Company. Vested Shares shall not be subject to the Company's repurchase right as set forth in the Restricted Stock Purchase Agreement, available from the Company's finance department.

    (b)
    As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement.

    (c)
    This Option may not be exercised for a fraction of a Share.

    (d)
    In the event of Optionee's death, disability or other termination of the employment or consulting relationship, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(g).

    (e)
    Vesting under this Stock Option Agreement shall be suspended during any approved leave of absence or following sixty (60) days of disability leave except to the extent such suspension of vesting may be restricted under applicable Federal law. Upon an Optionee's return following any such period of leave, the dates (other than the date on which the Stock Option will expire) set forth in the Notice of Stock Option Grant shall be adjusted to reflect the period during which vesting was suspended pursuant to the terms hereof.

    (f)
    Vesting under this Stock Option Agreement shall be suspended during any period (other than due to vacations or holidays or due an absence described in Section 2(i)(d) hereof) in which Optionee's regular hours worked falls below twenty (20) hours per week. Upon Optionee's return to regular full time work following any such period of reduced work, the dates (other than the date on which the Stock Option will expire) set forth in the Notice of Stock Option Grant shall be adjusted to reflect the period during which vesting was suspended pursuant to the terms hereof. If Optionee's regular hours worked fall below the level of regular full-time work, but remain greater that twenty (20) hours per week, vesting under this Stock Option may be adjusted by the Administrator.

    (g)
    In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

          (ii)   Method of Exercise. This Option shall be exercisable by delivery of the Notice to the Company as specified herein. The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by the Optionee and, together with an executed copy of the Restricted Stock Purchase Agreement, if applicable, shall be delivered in person or by certified mail to the Secretary of the Company. The Notice and Restricted Stock Purchase Agreement must be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice and Restricted Stock Purchase Agreement accompanied by the Exercise Price in a form permitted under Section 4 of this Agreement.

        No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        3.    Lock-Up Period.    Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        4.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee;

          (i)    cash; or

          (ii)   check, or

          (iii)  surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

          (iv)  to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

        5.    Restrictions on Exercise.    If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

        6.    Termination of Relationship.    If an Optionee's Continuous Status as an Employee or Consultant terminates, Optionee may exercise this Option during the period set out in the Notice of Stock Option Grant, to the extent the Option was vested at the date of such termination (the "Termination Date"). To the extent that Optionee was not vested in this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7.    Disability of Optionee.    Despite Section 6 above, if an Optionee's Continuous Status as an Employee or Consultant terminates as a result of his or her disability, Optionee may exercise the Option to the extent the Option was vested at the date of such termination, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Stock Option Agreement). To the extent that Optionee is not vested in the Option at the date of termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        8.    Death of Optionee.    If Optionee's Continuous Status as an Employee or Consultant terminates as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that Optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        9.    Non-Transferability of Option.    This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10.    Term of Option.    This Option may be exercised only within the term set out in the Notice of Stock Option Grant.

        11.    Tax Consequences.    Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Optionee should consult a tax adviser before exercising the option or disposing of the shares.

          (i)    Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

          (ii)   Exercise of Nonstatutory Stock Option. If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii)  Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

    (a)
    Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Vested Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. To the extent the Option was exercised prior to vesting coincident with the filing of an 83(b) Election (as defined below), the amount taxed because of a disqualifying disposition will be based upon the excess, if any, of the fair market value over the exercise price on the vesting date(s) for the Shares that were disposed of in the disqualifying disposition.

    (b)
    Nonstatutory Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of a nonstatutory stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain.

    (c)
    Withholding. The Company may be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

        12.    Section 83(b) Election for Unvested Shares.    With respect to unvested Shares which are subject to the Company's repurchase option, unless an election (an "83(b) Election") is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Optionee, measured by the excess, if any, of the Fair Market Value of the unvested Shares at the time they cease to be unvested Shares, over the Exercise Price of the unvested Shares.

OMNEON VIDEO NETWORKS, INC.
By:

Title:

OPTIONEE

1998 STOCK OPTION PLAN
RESTRICTED STOCK PURCHASE AGREEMENT (UNVESTED SHARES)

        THIS AGREEMENT (this "Agreement") is made between                        (the "Purchaser") and Omneon Video Networks, Inc., a Delaware corporation (the "Company"), as of                        , 20            .

RECITALS

        (1)    Pursuant to the exercise of the stock option granted to Purchaser (the "Option") under the Company's 1998 Stock Option Plan and pursuant to the Stock Option Agreement (the "Stock Option Agreement") dated                        by and between the Company and Purchaser with respect to such grant, which Stock Option Agreement is hereby incorporated by reference, Purchaser has elected to purchase                        of those shares of the Company's Common Stock subject to the Stock Option Agreement which have not become vested under the vesting schedule set forth in the Stock Option Agreement ("Unvested Shares"). The Unvested Shares and the shares subject to the Stock Option Agreement which have become vested are sometimes collectively referred to herein as the "Shares".

        (2)    As a condition to Purchaser's election to exercise the option. Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

        1.    Repurchase Option.

  (a)
  If Purchaser's employment or consulting relationship with the Company is terminated for any reason, including for cause, death, and disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all of the Purchaser's Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the "Repurchase Option").

  (b)
  Upon the occurrence of a termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's headquarters. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

  (c)
  At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

  (d)
  If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

        2.    Transferability of the Shares; Escrow.

  (a)
  Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

  (b)
  To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company purest to the Repurchase Option under Section 1, Purchaser hereby appoints the secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Schedule 1. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Schedule 2 hereto, until the Company exercises its Repurchase Option as provided in Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Schedule 3. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

  (c)
  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

  (d)
  Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

        3.    Ownership, Voting Rights, Duties.    This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

        4.    Legends.    The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws);

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        5.    Adjustment for Stock Split.    All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        6.    Notices.    Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive office.

        7.    Survival of Terms.    This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, hairs, legatees, executors, administrators and legal successors.

        8.    Section 83(b) Elections.

  (a)
  Election for Unvested Shares Purchased Pursuant to Nonstatutory Stock Options. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of a Nonstatutory Stock Option for Unvested Shares, that unless an election is' filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultants) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section-83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Schedule 4 for reference.

  (b)
  Election for Unvested Shares Purchased Pursuant to Incentive Stock Options. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Incentive Stock Option for Unvested Shares, that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of income to the Optionee, for alternative minimum tax purposes, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee bar consulted any tax consultants) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) for alternative minimum tax purposes is attached hereto as Schedule 1 for reference. Purchaser hereby further acknowledges that he or she has been informed that, to the extent the Option has been exercised prior to vesting coincident with the filing of the Election under 83(b), the amount taxed because of a disqualifying disposition will be based upon the excess, if any, of the fair market value over the exercise price on the vesting date(s) for the Shares that were disposed of in the disqualifying disposition.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THUS FILING ON PURCHASER'S BEHALF.

        9.    Representations.    Purchaser has reviewed with his own tax advisers the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        10.    Governing Law.    This Agreement shall be governed by the internal substantive laws but not the choice of law rules of California.

        [remainder of this page intentionally left blank]

        Purchaser represents that he or she has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.

        IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

"Company" OMNEON VIDEO NETWORKS, INC.

By:

Title:

"PURCHASER"

Address:

SCHEDULE 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I,                                                                               , hereby sell assign and transfer unto                                                                                               (                   ) shares of the Common Stock of Omneon Video Networks, Inc., standing in my name of the books of said corporation represented by Certificate No.                     herewith and do hereby irrevocably constitute and appoint                               to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Omneon Video Networks, Inc. and the undersigned dated                                                  , 20          .

        Dated:                                                  , 20

        Signature:

        INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on to part of the Purchaser.

SCHEDULE 2

JOINT ESCROW INSTRUCTIONS

                                                 , 20

Fenwick & West LLP
Attn: Thomas A. Trudell
Silicon Valley Center
801 California St.
Mountain View, CA 94041

        To the Escrow Agent for Omneon Video Networks, Inc. Common Stock:

        As Escrow Agent for both Omneon Video Networks, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

        1.     In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2.     At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

        3.     Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

        4.     Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within 120 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

        5.     If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        6.     Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7.     You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8.     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9.     You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10.   You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11.   You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12.   Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13.   If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14.   It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15.   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties there unto entitled at the following addresses or at such other addresses as a party may designate by an days' advance written notice to each of the other parties hereto.

COMPANY:	Omneon Video Networks, Inc. Attn: Chief Financial Officer 965 Stewart Drive Sunnyvale, CA 94086
PURCHASER:

ESCROW AGENT:	Fenwick & West LLP Attn: Thomas A. Trudell Silicon Valley Center 801 California St. Mountain View, CA 94041

        16.   By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow instructions; you do not become a party to the Agreement.

        17.   This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18.   These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

OMNEON VIDEO NETWORKS, INC.
By:
Title:
PURCHASER:

ESCROW AGENT:

SCHEDULE 3

CONSENT OF SPOUSE

I,                                                                   , spouse of                                                                                have read and approve the foregoing Restricted Stock Purchase Agreement (the "Agreement"). In consideration of granting of the right to my spouse to purchase shares of Omneon Video Networks, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

        Dated:                                                  , 20

SCHEDULE 4

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.
The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:
SPOUSE:
ADDRESS:
IDENTIFICATION NO.:	TAXPAYER:
SPOUSE:
TAXABLE YEAR:
2.
The property with respect to which the election is made is described as follows:                          shares (the "Shares") of the Common Stock of Omneon Video Networks, Inc. (the "Company").

3.
The date on which the property was transferred is:                                                  , 20          .

4.
The property is subject to the following restrictions:

  The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.
The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                             .

6.
The amount (if any) paid for such property is: $                                                 .

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: , 20	Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated: , 20	Spouse of Taxpayer

1998 STOCK OPTION PLAN

EXERCISE NOTICE AND INVESTMENT REPRESENTATION (VESTED SHARES)

Omneon Video Networks, Inc.
965 Stewart Drive
Sunnyvale, CA 94085-3913

        1.    Exercise of Option.    Effective as of today,                         , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase                        shares of the Common Stock (the "Shares") of Omneon Video Networks,  Inc., a Delaware corporation (the "Company"), under and pursuant to the Company's 1998 Stock Option Plan (the "Plan") and the Stock Option Agreement dated                        (the "Stock Option Agreement"). The aggregate Exercise Price for the above Shares is $                        .

        2.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Plan and the Stock Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions. Optionee represents to the Company the following:

          (a)   Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Shares for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b)   Optionee acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold the Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered by the Company under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

          (c)   Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Shares that were issued under the Rule 701 exemption may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market-maker (as said term is defined under the

  Securities Exchange Act of 1934, as amended) and, in the case of affiliates of the Company, (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (3) the timely filing of a Form 144, if applicable.

          In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

          (d)   Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or compliance with some other exemption from registration will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than ins registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

        3.    Rights as Stockholder.    Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

        Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        4.    Company's Right of First Refusal.    Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a)   Notice of Proposed Transfer    The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Share; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b)   Exercise of Right of First Refusal    Within thirty (30) days after receipt of the Notice, the Company and/or its assignees) may elect in writing to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection (c) below.

          (c)   Purchase Price    The purchase price ("Purchase Price") for the Shares repurchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d)   Payment    Payment or the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e)   Holder's Right to Transfer    If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise transferred.

          (f)    Exception for Certain Family Transfers    Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g)   Termination of Right of First Refusal    The Right of First Refusal shall terminate as to any Shares ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        5.    Tax Consultation.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6.    Restrictive Legend; and Stop-Transfer Orders.

          (a)   Legends    Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s)

  evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b)   Stop-Transfer Notices    Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)   Refusal to Transfer    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        7.    Successors and Assigns.    The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        8.    Interpretation.    Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

        9.    Governing Law; Severability.    This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of low pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal of unenforceable, the other provisions shall nevertheless ruin effective and shall remain enforceable.

        10.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        11.    Further Instruments.    The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        12.    Delivery of Payment.    Optionee herewith delivers to the Company the full Exercise Price for the Shares.

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        13.    Entire Agreement.    The Plan and the Stock Option Agreement (including the Notice of Stock Option Grant) are incorporated herein by reference. This Agreement, the Plan, the Stock Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:
OPTIONEE:	OMNEON VIDEO NETWORKS, INC.

By:

Its:

Certificate Registration Name and Address:

QuickLinks

  Exhibit 10.01
SCHEDULE 1 ASSIGNMENT SEPARATE FROM CERTIFICATE
SCHEDULE 2 JOINT ESCROW INSTRUCTIONS
SCHEDULE 3 CONSENT OF SPOUSE
SCHEDULE 4 ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986